                                                                    EXHIBIT 10.1


                   SETTLEMENT AGREEMENT AND MUTUAL RELEASE AND
                               PURCHASE AGREEMENT


                  This Settlement Agreement and Mutual Release and Purchase Agreement (the "Agreement") dated June 30, 2000 is entered into by MAI Systems Corporation ("MAI") and Hotel Information Systems, Inc. ("HIS") on the one hand (collectively, the "MAI Parties"), and Enterprise Hospitality Solutions, Inc. ("EHS"), Lodging Touch International ("LTI"), Global Enterprise Technology Solutions ("GETS") and Christian Rivadalla, as an individual and as d/b/a Enterprise Hospitality Solutions ("Rivadalla"), on the other hand (collectively, the "EHS/GETS Parties").


                  WHEREAS, on October 1, 1996, MAI and Rivadalla entered into a License Agreement (as amended, including but not limited to by the May 15, 1998 letter agreement between MAI and Rivadalla and the April 13, 1999 letter agreement between MAI and Rivadalla, the "1996 License Agreement");


                  WHEREAS, on August 20, 1999, MAI and Rivadalla entered into the Termination/Transition Agreement, which, among other things, terminated the 1996 License Agreement and all amendments thereto (the "Termination Agreement");


                  WHEREAS, on August 20, 1999, MAI on the hand and EHS and Rivadalla on the other entered into the Exclusive Worldwide Software License Agreement (as amended, the "1999 License Agreement");


                  WHEREAS, on September 2, 1999, MAI and EHS and Rivadalla entered into a letter agreement (the "1999 Letter Agreement");


                  WHEREAS, on October 1, 1999 MAI took control and responsibility for all Lodging Touch applications listed in Exhibit A including development and support,

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was in possession of the source code and has been the developer of the product, and as such the purchase of the rights listed herein with respect to the Lodging Touch software shall be AS-IS;


                  WHEREAS, on November 30, 1999, EHS filed a complaint against MAI entitled Enterprise Hospitality Solutions, Inc. et al. v. MAI Systems Corporation, Inc., Case No. 99-12472 TJH (Ex), in the United States District Court for the Central District of California (the "Action");


                  WHEREAS, on February 1, 2000, MAI filed in the Action an Answer denying all material allegations of the Complaint and asserting affirmative defenses and a Counterclaim against EHS and Rivadalla; and


                  WHEREAS, without addressing the merits of any party's claims or defenses, and without any admission of liability of any sort on the part of any party, the parties desire to resolve fully and completely their disputes on the terms set forth in this Agreement;


                  NOW, THEREFORE, the parties hereby agree as follows:


                  1. Effective Date. The Effective Date shall be June 30, 2000.


                  2. Consideration.


                           (a) MAI hereby purchases the exclusive worldwide
marketing rights to the Lodging Touch products referenced in the 1999 License Agreement, including all intellectual property rights thereto developed by MAI beginning October 1, 1999 (including but not limited to the source code as amended by MAI beginning October 1, 1999), including the Lodging Touch client server software application as listed


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on Exhibit A attached hereto (collectively, the "Products"), and the database schema (EHS BASE) developed by EHS, as well as the exclusive royalty free use of the Lodging Touch name and the royalty free use of the Lodging Touch trademark. The trademarks, copyrights and patent rights for the LodgingTouch client server product shall remain the property of EHS/GETS, however, MAI shall have the perpetual royalty free right to utilize such trademarks copyrights and patents of the LodgingTouch client server product in the conduct of MAI's business. MAI shall have rights normally incidental to its ownership of the Products, including but not limited to the absolute right to modify or change the Products in any manner it deems appropriate for its markets, such as for WEB based, ASP, or other remote access environments, and there are no restrictions (real or implied) on MAI or its subsidiaries of any kind except as specifically set forth in this Agreement. Notwithstanding the forgoing, however, nothing in this Agreement is intended to grant MAI any rights, now or in the future, with respect to any software developed by EHS/GETS, other than MAI's exclusive rights as described in this Agreement. MAI agrees that it will not assert that the rights encompassed by this Agreement grant MAI any right to prevent the development, use, distribution or license of any DOS or Web-based software applications by EHS/GETS, its distributors, agents or licensees to any client


         In consideration for these rights, MAI shall pay the sum of $750,000 to EHS/GETS, by wire transfer or check, as follows: $75,000 by July 28, 2000 (the "Initial Payment"), and 18 equal payments commencing 30 days from the Initial Payment (the "Due Date"), provided that MAI may, at anytime without penalty and at its sole


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election, accelerate its payments (from the Initial Payment until the full
$750,000 paid, the "Payment Period"). MAI shall not be required to continue any reporting to EHS/GETS after June 30, 2000. Other provisions respecting payments are as follows:


                                    (i) If any payment due by MAI pursuant to
Paragraph 2(a), is more than 5 business days late from that payment's Due Date, EHS shall give MAI written notice pursuant to Paragraph 15 of this Agreement, and MAI shall have 5 business days from service of such notice to deliver such payment. If MAI does not deliver such payment within the prescribed time period, interest on such late payment shall begin to accrue at a rate of prime plus 2 points and EHS shall give MAI written notice of default pursuant to Paragraph 15 of this Agreement. If MAI does not pay the total amount in arrears within 60 days of the Due Date of the payment, all payments remaining due under this Agreement shall then become immediately due and payable to EHS and owing by MAI and EHS/GETS shall immediately obtain the non exclusive right to market the LodgingTouch client server product as it existed on September 30,1999, as well as the rights to market any changes made to the software by EHS/GETS for any clients listed on Exhibit B. (ii)If MAI declares bankruptcy under the United States Bankruptcy Code during the payment period described in Paragraph 2(a), MAI shall affirm this Agreement.


                           (b) On July 31, 2000, MAI shall pay an amount equal
to the royalty under the 1999 License Agreement due for the month of June, 2000, as calculated pursuant to the method used by MAI from October 1999 to May 2000, which amounts to $29,712.96.


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                           (c) All prior agreements between any one or more of
MAI and HIS on the one hand, and any one or more of EHS, LTI, GETS and Rivadalla on the other, are terminated upon the Effective Date and shall have no further force or effect whatsoever and no party thereto shall have any further rights or obligations thereunder.


                           (d) EHS owns the source code as it existed on
September 30, 1999 for the Products described on Exhibit A, and the database schema (EHS BASE), , as well as any enhancements made thereto by EHS/GETS, and EHS/GETS has the unrestricted right to use, modify, license and distribute that software to any of the Open Accounts listed in Exhibit B to this Agreement. The EHS database schema (EHS BASE) may be used by EHS/GETS in the development of other non client server based products.


                           (e) The EHS/GETS Parties agree that MAI owns all
product created by MAI after October 1, 1999 from the EHS source code delivered to MAI on September 30,1999.


                           (f) EHS/GETS shall provide the EHS/GETS serialization
program to MAI on July 25, 2000 to allow MAI the ability to serialize the Products.

                           (g) EHS/GETS shall promptly provide MAI a copy for
its use of the current bug reports (PTR) software inclusive of the data base of all previously reported bugs.


                           (h) MAI is granted a non-exclusive royalty-free
worldwide right and license to use the software and program referred to in subparagraphs (f) and (g) above.


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                           (i) EHS/GETS agrees that it shall not release any new
or future products which use the name Lodging Touch.

                  3. Dismissal. Upon the Effective Date, EHS, Rivadalla and MAI shall file with the United States District Court for the Central District of California the Stipulation of Dismissal with Prejudice of the Action attached hereto as Exhibit C.


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                  4. Releases.


                           (a) Releases by EHS, LTI, GETS and Rivadalla. Upon
the Effective Date and the filing of the dismissal contemplated by Paragraph 3, EHS, LTI, GETS and Rivadalla, on behalf of themselves, their present and former officers, directors, managing directors, attorneys, shareholders, partners, employees, parent and subsidiary entities, successors and assigns (the "EHS Releasors"), do hereby release, acquit and forever discharge MAI and HIS, together with their present and former officers, directors, managing directors, attorneys, insurers, shareholders, partners, employees, affiliates, parent and subsidiary entities, successors and assigns (the "MAI Releasees") from any and all claims, liabilities and causes of action whatsoever, in law, equity or otherwise, whether known or unknown, whether suspected or unsuspected, whether concealed or hidden, accrued or unaccrued, liquidated or unliquidated, threatened or unasserted, contingent or otherwise, which the EHS Releasors ever had, now have, or may in the future have against the MAI Releasees arising out of any matter, cause or thing whatsoever, from the beginning of time through the date of this Agreement. This release shall not apply to any obligations created by this Agreement.


                           (b) Releases by MAI and HIS. Upon the Effective Date
and the filing of the dismissal contemplated by Paragraph 3, MAI and HIS, on behalf of themselves, their present and former officers, directors, managing directors, attorneys, shareholders, partners, employees, parent and subsidiary entities, successors and assigns (the "MAI Releasors"), do hereby release, acquit and forever discharge EHS, LTI, GETS


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and Rivadalla, together with their present and former officers, directors, managing directors, attorneys, insurers, shareholders, partners, employees, affiliates, parent and subsidiary entities, successors and assigns (the "EHS Releasees") from any and all claims, liabilities and causes of action whatsoever, in law, equity or otherwise, whether known or unknown, whether suspected or unsuspected, whether concealed or hidden, accrued or unaccrued, liquidated or unliquidated, threatened or unasserted, contingent or otherwise, which the MAI Releasors ever had, now have, or may in the future have against the EHS Releasees, arising out of any matter, cause or thing whatsoever, from the beginning of time though the date of this Agreement. This release shall not apply to any obligations created by this Agreement.


                           (c) To ensure that the releases contained in
paragraphs 4(a) and (b) are fully enforced in accordance with their terms, the parties hereby waive any benefits under, and any protection that each may have by virtue of, Section 1542 of the California Civil Code, which provides:


                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.


In addition, the parties each hereby knowingly and voluntarily waive any protection that may exist under any comparable or similar statutes and principles of common law of any and all states of the United States or of the United States.


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                  5. Representations and Warranties of all Parties. Each party represents and warrants to the others that:


                           (a) this is a binding agreement, enforceable against
it in accordance with its terms;


                           (b) it has not sold, assigned, transferred, or
otherwise disposed of any of the claims, demands, or rights that are the subject of this Agreement;


                           (c) it has full power and authority to enter into
this Agreement and no further consent or approval is required as a condition to the validity of this Agreement;


                           (d) it has not relied on any representations or
promises in entering into this Agreement except those expressly contained herein; and


                           (e) it has obtained the advice of legal counsel
concerning this Agreement.

                  6. Additional Representation and Warranties of EHS. EHS represents and warrants to MAI as follows:


                           (a) EHS owns all legal and beneficial right, title
and interest in the Products listed in Exhibit A, the Lodging Touch name and the Lodging Touch trademark, free and clear of all liens or encumbrances and free and clear of any restriction on its right to transfer the Products, the Lodging Touch name and the Lodging Touch trademark.


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                           (b) EHS has taken all commercially reasonable actions
to maintain and protect in all material respects the Products listed in Exhibit
A , and there has been no claim made against EHS concerning the Products.


                           (c) Upon the transfers to MAI as set forth in
Paragraphs 2(a), 2(f), 2(g), and 2(h) of this Agreement, MAI shall have the worldwide exclusive royalty free rights to the LodgingTouch client server product and shall own all legal and beneficial right, title and interest in the derivative Products as developed by MAI beginning October 1, 1999, the exclusive royalty free use of the Lodging Touch name and royalty free use of the Lodging Touch trademark, as well as the royalty free use of other related intellectual property referred to in such paragraphs, free and clear of all liens or encumbrances and free and clear of any restriction on its right to transfer the same, subject to the terms of this Agreement.


                           (d) The software and documentation being acquired by
MAI under this Agreement, as identified in Exhibit A, including all preexisting works used or incorporated in the software and documentation, does not infringe any patent, copyright, trademark or other intellectual property rights (including trade secrets), privacy, publicity or similar rights of any third party, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, and no such claim is pending against EHS or any of the other EHS/GETS Parties or, insofar as EHS is aware, against any third party. EHS further warrants that the software and the related documentation do not incorporate and are not derived from any third party software or other materials. The software does not contain any code, programming instruction or set


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of instructions that is intentionally constructed with the ability to damage, interfere with or otherwise adversely affect computer programs, data files, or hardware without the consent and intent of the computer user, including without limitation code such as "viruses," "Trojan horses," "bombs," "worms," or similar disabling, destructive, self-replicating or paralyzing programs, or programs that interfere with use of the software by locking out computer users or require the use of passwords or other mechanisms that inhibit use, or programs that disable or interfere with use of the software after the expiration of a designated period of time.


                           (e) If MAI or any successor files a claim against EHS
for breach of any of the warranties or representations contained in this Paragraph 6, the prevailing party in that action shall be entitled to recover reasonable costs, expenses and attorneys' fees. EHS IS TRANSFERRING THE SOFTWARE UNDER THIS AGREEMENT "AS-IS". EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, EHS MAKES NO OTHER WARRANTIES WITH RESPECT TO THE SOFTWARE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


                  7. Further Assurances. Each of the parties hereto agrees that, from and after the Effective Date, upon the request of any other party hereto and without further consideration, such party will execute and deliver to such other party such documents and further assurances and will take such other actions as such other party may reasonably request in order to carry out the purpose and intention of this Agreement,


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including but not limited to, the effective consummation of the transfers contemplated under the provisions of this Agreement, the vesting in the relevant parties of title or licenses to the software and other intellectual property transferred hereunder, and the correction of any errors and defects in any previous documents.

                  8. Transfers. MAI or HIS may sell, independently or as part of its hospitality business, the Products, the exclusive royalty free use of the Lodging Touch name and/or the royalty free use of the Lodging Touch Trademark without the consent of EHS, GETS, LTI or Rivadalla; provided, however, that MAI shall not separately sell during the Payment Period the Products, the exclusive royalty free use of the Lodging Touch name and/or royalty free use of the Lodging Touch Trademark to any PMS/CRS or POS vendor without GETS' or EHS' written consent, which shall not be unreasonably withheld, and provided that, as a condition precedent to approval by EHS/GETS, MAI shall immediately pay all monies then due under this Agreement.

                  9. Press Release. The parties shall make no public statement regarding this Agreement or its terms except for the press release attached hereto as Exhibit D.

                  10. Development and Professional Services. EHS / GETS shall make available to MAI third level technical support, development and programming resources as required from time to time by MAI at


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hourly rates equal to EHS / GETS most favorable rates less an additional twenty percent discount.


                  11. Attorneys' Fees. Each party shall bear its own attorneys' fees, litigation expenses, and court costs through the Effective Date.


                  12. Integration. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any and all written or oral agreements and understandings relating to that subject matter.


                  13. Compromise. This Agreement constitutes a compromise of matters that are in dispute between the parties. Neither the execution of this Agreement, the terms of this Agreement, nor any acts undertaken pursuant to this Agreement shall be construed as an admission or evidence of any liability or wrongdoing whatsoever on the part of any party, which liability or wrongdoing is hereby expressly denied and disclaimed by each party. Neither this Agreement, the fact of its execution, nor any of its provisions, shall be offered or received in evidence in any action or proceeding of any nature or otherwise referred to or used in any manner in any court or other tribunal, except in a proceeding to enforce the terms of this Agreement.


                  14. Modification. This Agreement may not be altered or amended, nor may any of its provisions be waived, except in writing signed by the parties hereto.


                  15. Governing Law. This agreement shall be governed by the internal laws of the State of California, without regard to its choice of law provisions.15. Notice. Notice hereunder shall be given by personal delivery, facsimile or by overnight mail


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service. Notice shall be deemed given, if provided by facsimile or overnight mail service, to the following addresses:


                           To MAI:
                           -------

                           Wm. Brian Kretzmer
                           MAI Systems Corporation, Inc.
                           9601 Jeronimo Road
                           Irvine, CA 92618
                           Telephone: (949) 598-6000
                           Fax: (949) 598-6324


                           With copy to:
                           ------------

                           Robert A. Sacks, Esq.
                           Sullivan & Cromwell
                           1888 Century Park East
                           Suite 2100
                           Los Angeles, CA  90067
                           Telephone:  (310) 712-6600
                           Fax:  (310) 712-8800


                           To HIS:
                           ------

                           Hotel Information Systems, Inc.
                           Att. CFO or General Counsel
                           9601 Jeronimo Road
                           Irvine, CA 92618
                           Telephone: (949) 598-6000
                           Fax: (949) 598-6324


                           With copy to:
                           ------------

                           Robert A. Sacks, Esq.
                           Sullivan & Cromwell
                           1888 Century Park East
                           Suite 2100
                           Los Angeles, CA  90067
                           Telephone:  (310) 712-6600
                           Fax:  (310) 712-8800


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                           To the EHS/GETS Parties:
                           -----------------------

                           c/o Enterprise Hospitality Solutions/Global
                           Enterprise Technology Systems
                           President:  Ken Taylor
                           1380 W. Auto Drive
                           Tempe, AZ 85284
                           Telephone:  (480) 831-1000
                           Fax:  (480) 831-1108


                           With a copy to:
                           --------------

                           Tomio Narita, Esq.
                           Wineberg, Simmonds & Narita
                           44 Montgomery Street, Suite 3880
                           San Francisco, CA 94104
                           Telephone:  (415) 352-2200
                           Fax:  (415) 352-2222


or at such other address or addressee as the intended recipient previously shall have designated by written notice given in like manner to the other party. All notices delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by facsimile with simultaneous confirmation copy by registered or certified mail shall be deemed delivered to and received by the addressee and effective on the date sent if sent to addressee on a normal business day during normal business hours of the addressee. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.


                  16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.


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                  Executed this 24th day of July, 2000.


                                          ENTERPRISE HOSPITALITY SOLUTIONS, INC.


                                          By:
                                              ---------------------------------

                                          Title:
                                                 ------------------------------


                                          LODGING TOUCH INTERNATIONAL


                                          By:
                                              ---------------------------------

                                          Title:
                                                 ------------------------------



                                          GLOBAL ENTERPRISE TECHNOLOGY SYSTEMS


                                          By:
                                              ---------------------------------

                                          Title:
                                                 ------------------------------


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                                          CHRISTIAN RIVADALLA


                                          -------------------------------------



                                          MAI SYSTEMS CORPORATION


                                          By:
                                              ---------------------------------

                                          Title:
                                                 ------------------------------




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                                          HOTEL INFORMATION SYSTEMS, INC.



                                          By:
                                              ---------------------------------

                                          Title:
                                                 ------------------------------



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